                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[X]   Soliciting Material under Rule 14a-12

                                 BUY.COM INC.
                                 ------------
               (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.    Title of each class of securities to which transaction applies:


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2.    Aggregate number of securities to which transaction applies:


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3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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4.    Proposed maximum aggregate value of transaction:

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5.    Total fee paid:

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[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


6.    Amount Previously Paid:

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7.    Form, Schedule or Registration Statement No.:

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8.    Filing Party:

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9.    Date Filed:

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

Filed by BUY.COM INC. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

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                                [buy.com LOGO]


Financial Contact:                                                Media Contact:
Robert Price                                                        Kathy Beaman
949.389.2247                                                        949.389.2247
robertp@buy.com                                                   kathyb@buy.com
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                    BUY.COM(TM) ANNOUNCES MANAGEMENT CHANGES



Aliso Viejo, Calif., August 17, 2001 - The Board of Directors of buy.com, the Internet Superstore(TM) (OTC Bulletin Board: BUYX), today announced that Robert Price, Chief Financial Officer, has also been appointed President. In addition, the Board announced that it has created an Office of the President, both members of which will report directly to the Board of Directors, to oversee the day-to-day affairs of the Company. The Board of Directors also named Keven Baxter Senior Vice President of Corporate Development to serve in the Office of the President.

James B. Roszak will end his role as interim Chief Executive Officer and resume his position as a member of the Board of Directors and a member of the Audit Committee. Mr. Roszak said "I joined the management team at buy.com six months ago on an interim basis at the request of the Board. With the recent signing of a Merger Agreement to sell the Company, my day-to-day management role has ended and I am very confident that Rob and Keven will do an excellent job of carrying on those responsibilities to completion of the transaction."


about buy.com

                                       1.

buy.com, The Internet Superstore(TM) and low price leader, offers its approximately 4 million customers nearly 1,000,000 SKUs in a range of categories including computer hardware and software, electronics, wireless products and services, books, office supplies and more. Individuals and businesses can shop quickly and easily at buy.com 24 hours a day, 7 days a week. buy.com was named the "Best E-Commerce Site" by PC World magazine (June 2001), "Best Overall Place To Buy" by Computer Shopper Magazine (January 2001), the No. 1 electronics e-tailer in the PowerRankings by Forrester Research, Inc. (November 2000), and a "Best of the Web" in the computer and electronics category by Forbes Magazine (spring 2000 and fall 2000). buy.com, founded in June 1997, is located in Aliso Viejo, California. For more information visit www.buy.com. buy.com(TM) and The
                                               -----------
Internet Superstore(TM) are trademarks of buy.com Inc.



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release may contain forward-looking statements that involve risks and uncertainties. Important factors, which could cause actual operating results to differ materially from those in the forward-looking statements, including, without limitation, risks associated with a transition in management and the recruitment and retention of management. Other risks are detailed in filings with the Securities and Exchange Commission made from time to time by buy.com, including its Annual Report on form 10-K, as amended, filed with the Securities and Exchange Commission on March 29, 2001, and its quarterly reports filed from time to time with the Securities and Exchange Commission. buy.com undertakes no obligations to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Investors and security holders are advised to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information. Such proxy statement will be filed with the Securities and Exchange Commission by buy.com. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by buy.com at the Securities and Exchange Commission's website at www.sec.gov. The proxy statement and other such documents may also be obtained by

                                       2.

buy.com by directing such request to buy.com, Inc., 85 Enterprise, Aliso Viejo, California (949) 389-2000.

buy.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of buy.com with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in buy.com's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 27, 2001. This document is available free of charge at the Securities and Exchange Commission's website at http://www.sec.gov and from buy.com.


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                                       3.